Evolus Reports Third Quarter 2026 Financial Results with 13% Year-Over-Year Revenue Growth; Delivers Fourth Consecutive Quarter of Positive Adjusted EBITDA and Reaffirms Full-Year 2026 Financial Outlook

•Global Net Revenue of $78.0 Million for the Third Quarter of 2026, an Increase of 13% Over the Prior Year, Supported by Double-Digit Growth in Global Toxin Revenue and Expanding Contribution from the Hyaluronic Acid (HA) Gel Portfolio
•GAAP Operating Loss of $8.4 Million; Positive Adjusted EBITDA of $1.2 Million for the Third Quarter of 2026, Representing a $4.2 Million Year-Over-Year Improvement and the Fourth Consecutive Quarter of Positive Adjusted EBITDA
•Reaffirms Full-Year 2026 Net Revenue Guidance of $330 Million to $337 Million, Reaffirms Adjusted Gross Profit Margin Guidance of 67.0% to 67.5%; Updates Non-GAAP Operating Expense Guidance to $210 Million to $213 Million, While Reaffirming Low- to Mid-Single Digit Adjusted EBITDA Margin Outlook
•Reaffirms 2028 Long-Term Financial Outlook Reflecting Total Net Revenue Between $450 Million and $500 Million, Representing a Three-Year CAGR of 15% to 19%, and Adjusted EBITDA Margins of 13% to 15% for 2028

NEWPORT BEACH, Calif., November 4, 2026 – Evolus, Inc. (NASDAQ: EOLS), a global performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced its financial results for the third quarter ended September 30, 2026.

“Our third quarter results demonstrate the continued strength of our commercial execution and the progress we are making in building a diversified global performance beauty company,” said David Moatazedi, President and Chief Executive Officer of Evolus. “Jeuveau® remains a durable growth engine, and our hyaluronic acid (HA) gel portfolio is gaining meaningful share and becoming an increasingly important contributor to the business. Global toxin revenue grew approximately 11% both in the third quarter and year to date compared with the same periods in 2025, while our global HA gel portfolio continues to advance in the market and grew revenue nearly 40% year over year in the quarter. Through the first nine months, we grew revenue 14% and improved Adjusted EBITDA by approximately $23 million compared with 2025, while continuing to gain share. Our fourth consecutive quarter of positive Adjusted EBITDA reflects our ability to sustain growth while maintaining expense discipline and investing in the portfolio. These results reinforce our confidence in our full-year 2026 financial outlook, while the anticipated FDA approval of Evolysse® Sculpt by year-end represents an additional opportunity to expand our portfolio and support progress toward our 2028 revenue and Adjusted EBITDA margin objectives.”

“Along with our commercial progress, we are building a robust innovation pipeline that broadens our long-term opportunity," continued Moatazedi. "Our partnership with IBSA to develop and commercialize Profhilo® in the United States establishes the foundation for skin quality as a third category within our facial injectable platform. Our recent option agreement also provides a potential entry into procedure-based injectable hair growth, a category that is highly complementary to our existing customer base. The option structure allows us to evaluate meaningful human clinical data before deciding whether to make a larger investment. The agreement requires a modest near-term R&D investment and does not change our existing financial outlook. These programs are part of a broader pipeline, with plans to introduce three new technologies to the aesthetics market over the next four years while continuing to advance early-stage opportunities. By building on our commercial platform and investing selectively in new categories, we are well-positioned to serve more of our customers’ needs, expand our addressable market, and continue building a differentiated injectable aesthetics portfolio."

Third Quarter 2026 Highlights and Recent Developments
•The Company’s key performance indicators continued to demonstrate strong commercial execution during the third quarter, reflecting healthy consumer demand, increasing customer penetration, strong reorder behavior, and continued scalability of Evolus’ digitally enabled commercial platform.
◦Total purchasing accounts increased by approximately 530 in the third quarter. Since launch, more than 19,400 customers have purchased from Evolus, with over 4,500 purchasing Evolysse®, driving U.S. account penetration above 17%. Customer reorder rates remain above 70%1, reflecting strong engagement and retention.
◦Members in the Evolus Rewards™ consumer loyalty program grew by over 71,000 during the quarter to over 1.6 million2, representing a total increase of 23% as compared to the third quarter of 2025.
◦Total Evolus Rewards™ redemptions for the quarter grew to over 265,000, with existing patients receiving repeat treatments at the rate of approximately 70%, which demonstrates growing consumer adoption and healthy treatment behavior.
•In October, the Company entered into an option agreement for an early-stage, potentially first-in-class, sustained-release injectable aesthetic procedure for hair growth. The agreement provides capital-efficient entry into a new aesthetic category, allows Evolus to evaluate human clinical data before deciding whether to make a larger investment, and does not impact the Company’s existing financial outlook.
•In August, the Company entered into an exclusive licensing agreement with Symatese to commercialize the Estyme® collection in Canada, Australia, and New Zealand, expanding the Company’s international growth opportunity. The Company now holds exclusive rights to commercialize its injectable HA gel portfolio in every market where it currently offers Jeuveau® and Nuceiva®, establishing a consistent multi-product commercial platform across its global business.
•In July, the Company entered into an exclusive licensing, supply, and distribution agreement with IBSA to develop and commercialize Profhilo® in the United States, further expanding Evolus’ long-term injectable portfolio.
•The Company continued advancing Evolysse® Sculpt through the FDA review process and remains focused on bringing the product to market.
•The Company accelerated imports of Jeuveau® inventory ahead of potential pharmaceutical tariffs and currently holds 12 months of inventory. Under a deferred payment agreement with Daewoong, cash use will not be impacted by the pull forward of inventory.
•Following recent guidance from the Commerce Department, the Company does not expect Jeuveau® to be subject to tariffs. As previously noted, Evolysse®, which is classified as a medical device and imported from France, remains subject to a 10% tariff.

Third Quarter 2026 Financial Results
•Total net revenues for the third quarter of 2026 were $78.0 million, a 13% increase over the third quarter of 2025. Net revenue for the third quarter of 2026 included $70.1 million of global toxin revenue and $7.9 million of revenue from injectable hyaluronic acid (HA) gels.
•Gross profit margin and adjusted gross profit margin were 65.0% and 66.1%, respectively. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses for the third quarter of 2026 were $59.1 million as compared to $61.7 million in the second quarter of 2026.
•Non-GAAP operating expenses for the third quarter of 2026 were $50.3 million, compared with $53.3 million in the second quarter, reflecting continued expense discipline and normal quarterly cadence. Non-GAAP operating expenses exclude stock-based compensation, revaluation of the contingent royalty obligation, depreciation and amortization, and restructuring costs.
•GAAP loss from operations for the third quarter of 2026 was $8.4 million, compared to GAAP loss from operations of $11.5 million in the third quarter of 2025.

•Adjusted EBITDA, which is equivalent to non-GAAP income from operations, in the third quarter of 2026 was $1.2 million, compared to a loss of $3.1 million in the third quarter of 2025, reflecting expanding operating leverage and disciplined expense management.
•As of September 30, 2026, the Company maintained a strong capital position, with $41.7 million of cash and cash equivalents, compared with $45.2 million as of June 30, 2026, and access to approximately $120 million of additional non-dilutive capacity. Together, the Company expects these resources to provide sufficient liquidity to execute the Company’s operating plan and strategic priorities.

Outlook – Full-Year 2026 Guidance and Expectations:
•Reaffirms full-year 2026 total net revenues of $330 million to $337 million, which represents 11% to 13% growth over the prior year.
•Reaffirms full-year 2026 adjusted gross profit margin of 67.0% to 67.5%.
•Updates non-GAAP operating expenses for the full-year 2026 to between $210 million and $213 million, from $212 million to $216 million, representing a 0% to 2% growth over 2025 non-GAAP operating expenses, and reflecting continued disciplined expense management while supporting strategic investments in long-term portfolio expansion.
•Expects Evolysse® and Estyme® injectable HA gels to contribute 10% to 12% of full-year 2026 total net revenue, reflecting:
◦U.S. commercialization of Evolysse® Form and Evolysse® Smooth;
◦Commercialization of the Estyme® collection in Europe; and
◦No revenue contribution from Evolysse® Sculpt, which is anticipated to receive U.S. approval in the fourth quarter of 2026.
•Reaffirms a low- to mid-single digit Adjusted EBITDA margin for full-year 2026.
•Reaffirms its 2028 long-term financial outlook reflecting total net revenue between $450 million and $500 million, representing a three-year CAGR of 15% to 19%, and Adjusted EBITDA margins of 13% to 15% for 2028.

Conference Call Information

Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13762943. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics by building a differentiated portfolio of injectable brands that address the evolving needs of practitioners and patients. Our portfolio includes Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, Evolysse®, a collection of unique injectable hyaluronic acid (HA) gels, and Profhilo®, the market-leading injectable for skin quality in Europe, which Evolus has exclusively licensed for development and commercialization in the United States. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through September 30, 2026.

2 Represents cumulative statistics from the launch of Evolus Rewards™ in May 2020 through September 30, 2026.

Use of Non-GAAP Financial Measures

Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin.

Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues.

Non-GAAP operating expenses exclude (i) revaluation of the contingent royalty obligations, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) restructuring costs.

Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income tax (benefit) expense, revaluation of the contingent royalty obligations, stock-based compensation expense, depreciation and amortization, restructuring costs, and other income (expense), net. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total net revenues.

Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset.

Management believes that non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin are useful in helping to identify the Company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations.

Management also believes that non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin will enable investors to assess the Company in the same way that management assesses the Company’s operating performance against comparable companies with conventional accounting methodologies.

The Company’s definitions of adjusted gross profit, adjusted gross profit margin, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and may differ from other companies reporting similarly named measures.

Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical (i) adjusted gross profit, (ii) adjusted gross profit margin, (iii) non-GAAP operating expenses, and (iv) Adjusted EBITDA and Adjusted EBITDA margin presented herein to (i) gross profit, (ii) gross profit margin, (iii) GAAP operating expenses and (iv) GAAP Net Loss, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin” in the financial schedules below.

In addition, this press release includes information regarding the Company’s expected non-GAAP operating expenses and Adjusted EBITDA for the full-year 2026 and Adjusted EBITDA margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, Adjusted EBITDA, or Adjusted EBITDA margin because a reconciliation of such measures to forward-looking GAAP operating expenses and GAAP net income (loss), respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The Company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches and approvals; the Company’s business strategies and capital resources; the Company’s financial outlook for 2026 and beyond, the impact of tariffs, including the assumptions set forth therein; and the Company’s expectations and timing for achieving continued profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, our reliance on consumer discretionary spending, unfavorable global economic conditions including trade disputes, tariffs and regulatory actions on imports, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse® Hyaluronic Acid (HA) gels in the U.S. and Estyme® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse® HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the Securities and Exchange Commission on or about November 4, 2026. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau®, Nuceiva®, and Evolysse® are registered trademarks of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.
Jeuveau® (known as Nuceiva® outside the United States) and Evolysse® (known as Estyme® outside the United States) are referred to throughout this press release by their U.S. trade names for convenience.
Profhilo® is a registered trademark of IBSA Institut Biochimique SA.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.

Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Product revenue, net	$77,211	$68,967	$233,308	$205,740
Service revenue	741	—	1,865	1,136
Total net revenues	77,952	68,967	235,173	206,876
Cost of goods sold	27,266	23,126	78,410	69,060
Gross profit	50,686	45,841	156,763	137,816
Operating expenses:
Selling, general and administrative	52,923	52,816	161,956	166,131
Research and development	1,968	2,046	6,100	6,095
In-process research and development	1,051	—	1,051	—
Revaluation of contingent royalty obligation payable to Evolus Founders	1,595	(107)	2,831	(1,870)
Depreciation and amortization	1,577	1,143	4,644	2,899
Restructuring costs	—	1,443	—	1,443
Total operating expenses	59,114	57,341	176,582	174,698
Loss from operations	(8,428)	(11,500)	(19,819)	(36,882)
Other income (expense):
Interest income	296	479	877	1,668
Interest expense	(4,247)	(4,094)	(12,394)	(15,716)
Other income (expense), net	148	(455)	481	(549)
Loss before income taxes	(12,231)	(15,570)	(30,855)	(51,479)
Income tax expense	(285)	(167)	(387)	(292)
Net loss	$(12,516)	$(15,737)	$(31,242)	$(51,771)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	(152)	462	(525)	768
Comprehensive loss	$(12,668)	$(15,275)	$(31,767)	$(51,003)
Net loss per share, basic and diluted	$(0.19)	$(0.24)	$(0.48)	$(0.80)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	66,085	64,726	65,737	64,324

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2026	December 31, 2025
Cash and cash equivalents	$41,700	$53,826
Accounts receivable, net	60,280	54,697
Inventories	82,804	26,963
Prepaid expenses and other current assets	16,951	7,431
Total current assets	201,735	142,917
Noncurrent assets	82,088	82,951
Total assets	$283,823	$225,868
Accounts payable and accrued expenses	$122,768	$58,951
Other current liabilities	19,610	16,354
Total current liabilities	142,378	75,305
Long-term debt	156,899	146,096
Other noncurrent liabilities	22,360	27,573
Total liabilities	$321,637	$248,974
Total stockholders’ equity (deficit)	$(37,814)	$(23,106)

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

15x

	Nine Months Ended September 30,		Three Months Ended September 30,
	2026	2025	2026
Net cash (used in) provided by:
Operating activities	$(15,472)	$(55,092)	$(1,933)
Investing activities	(4,005)	(6,286)	(1,814)
Financing activities	7,355	17,260	101
Effect of exchange rates on cash and cash equivalents	(4)	689	176
Change in cash and cash equivalents	(12,126)	(43,429)	(3,470)
Cash and cash equivalents, beginning of period	53,826	86,952	45,170
Cash and cash equivalents, end of period	$41,700	$43,523	$41,700

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total net revenues	$77,952	$68,967	$235,173	$206,876
Cost of goods sold	27,266	23,126	78,410	69,060
Gross profit	50,686	45,841	156,763	137,816
Gross profit margin	65.0%	66.5%	66.7%	66.6%
Add: Amortization of distribution right intangible asset	807	807	2,422	2,352
Adjusted gross profit	$51,493	$46,648	$159,185	$140,168
Adjusted gross profit margin	66.1%	67.6%	67.7%	67.8%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2026	2025	2026	2025	2026
GAAP operating expense	$59,114	$57,341	$176,582	$174,698	$61,723
Adjustments:
Revaluation of contingent royalty obligation	1,595	(107)	2,831	(1,870)	1,250
Stock-based compensation:
Included in selling, general and administrative	5,291	4,963	15,267	15,058	5,226
Included in research and development	312	172	1,074	493	396
Depreciation and amortization	1,577	1,143	4,644	2,899	1,529
Restructuring costs	—	1,443	—	1,443	—
Non-GAAP operating expense	$50,339	$49,727	$152,766	$156,675	$53,322

Evolus, Inc.
Reconciliation of GAAP Net Loss to
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net loss	$(12,516)	$(15,737)	$(31,242)	$(51,771)
Adjustments:
Income tax expense	285	167	387	292
Interest income and expense	3,951	3,615	11,517	14,048
Depreciation and amortization	1,577	1,143	4,644	2,899
Amortization of distribution right intangible assets	807	807	2,422	2,352
Restructuring costs	—	1,443	—	1,443
Revaluation of contingent royalty obligation	1,595	(107)	2,831	(1,870)
Stock-based compensation:
Included in selling, general and administrative	5,291	4,963	15,267	15,058
Included in research and development	312	172	1,074	493
Other income (expense), net	(148)	455	(481)	549
Adjusted EBITDA	$1,154	$(3,079)	$6,419	$(16,507)
Adjusted EBITDA margin	1.5%	(4.5)%	2.7%	(8.0)%